UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2001

AMERICOMM RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20193	73-1238709
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Employer identification No.)

15 E. 5th Street, Suite 4000 Tulsa, OK	74103-4346
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (918) 587-8093

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 29, 2001, Americomm Resources (Americomm) announced today that it has acquired Empire Petroleum Corporation (Empire), a private company, which increases Americomm's working interest in the Cheyenne River Wyoming Prospect to 75%. The acquisition of Empire, which owns a 25% interest in the Cheyenne River Wyoming Prospect, was accomplished by the issue of 7,492,351 Americomm common shares or 30.6% of the total 24,476,925 shares now outstanding on a fully diluted basis.

ITEM 5. OTHER EVENTS.

Concurrent with the acquisition of Empire, Americomm reported certain management changes that include the appointment of John P. McGrain as Chairman and Chief Executive Officer, and Thomas J. Jacobsen as President and Chief Operating Officer. Mr. McGrain, has 30 years experience as an investor with a focus on oil and gas companies and is currently the Chairman and interim CEO of Westlinks Resources (Nasdaq: WLKS). Mr. Jacobsen, also a Director of Westlinks, has more than 40 years experience in the oil and gas industry within Canada, the United States and internationally.

The new Board of Directors will be comprised of John P. McGrain, Thomas J. Jacobsen, Albert E. Whitehead, Thomas R. Bradley and John C. Kinnard. George H. Plewes has resigned as a director.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Business Acquired.

As permitted by Item 7(a) (4) of Form 8-K, Americomm intends to file the required financial statements of Empire Petroleum Corporation by amendment no later than 75 days after the consummation of the acquisition.

Pro Forma Financial Information.

As permitted by Item 7(a) (4) of Form 8-K, Americomm intends to file the required pro forma financial information by amendment no later than 75 days after the consummation of the acquisition.

Exhibits.

2.1	Share Exchange Agreement by and among Americomm Resources Corporation, Empire Petroleum Corporation and each of the shareholders of Empire Petroleum Corporation.
99.1	Press release dated June 1, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date: June 5, 2001

PASW, INC.

By: /s/ Thomas J. Jacobsen

Thomas J. Jacobsen

President and Chief Operating Officer